CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 100 to Registration Statement No. 2-75503 on Form N-1A of our report dated February 26, 2009, relating to the financial statements and financial highlights of Maxim Series Fund, Inc. (the “Fund”), including the Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Mortgage Securities Portfolio (formerly Maxim U.S. Government Securities Portfolio), Maxim Bond Index Portfolio, Maxim Index 600 Portfolio, Maxim MFS® International Value Portfolio (formerly Maxim Bernstein International Equity Portfolio), Maxim Ariel MidCap Value Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim Putnam High Yield Bond Portfolio (formerly Maxim High Yield Bond Portfolio), Maxim Janus Large Cap Growth Portfolio, Maxim MFS® International Growth Portfolio, Maxim Federated Bond Portfolio, Maxim Small-Cap Value Portfolio, Maxim Mid-Cap Value Portfolio, Maxim S&P 500 Index® Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Small-Cap Growth Portfolio, Maxim Invesco ADR Portfolio, Maxim Short Duration Bond Portfolio,  Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Global Bond Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderate Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Conservative Profile I Portfolio, Maxim Aggressive Profile II Portfolio, Maxim Moderately Aggressive Profile II Portfolio, Maxim Moderate Profile II Portfolio, Maxim Moderately Conservative Profile II Portfolio, and Maxim Conservative Profile II Portfolio, appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the year ended December 31, 2008, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
October 28, 2009